QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 13, 2004
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On May 13, 2004, Overstock.com, Inc. (the "Company") entered into an Underwriting Agreement with WR Hambrecht + Co., LLC and JMP Securities LLC in connection with a registered public offering of 1,200,000 shares of its common stock at an offering price of $30.50 per share. The sale of the common stock is to be made under the Company's registration statement on Form S-3 (File No. 333-113104), as amended or supplemented, which became effective on March 8, 2004.

        The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K. The opinion of Bracewell & Patterson, L.L.P., is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

        On May 13, 2004, the Company issued a press release announcing the execution of the Underwriting Agreement and a registered public offering of its shares of common stock. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein and incorporated by reference into the shelf registration statement.

        Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company's Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company's Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 7.    Exhibits.

  (c)
  Exhibits

  1.1
  Underwriting Agreement dated May 13, 2004, by and among Overstock.com, Inc., WR Hambrecht + Co., LLC and JMP Securities LLC

  5.1
  Opinion of Bracewell & Patterson, L.L.P.

  99.1
  Press Release dated May 13, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance
Date: May 13, 2004

EXHIBIT INDEX

Exhibit Number		Description
(c	)	Exhibits
1.1		Underwriting Agreement dated May 13, 2004, by and among Overstock.com, Inc., WR Hambrecht + Co., LLC and JMP Securities LLC
5.1		Opinion of Bracewell & Patterson, L.L.P.
99.1		Press Release dated May 13, 2004.

QuickLinks

SIGNATURE
EXHIBIT INDEX